UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 1, 2010
Date of Report (Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-33894	98-0459178
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Unit 1 – 15782 Marine Drive
White Rock, British Columbia, Canada	V4B 1E6
(Address of principal executive offices)	(Zip Code)

(604) 536-2711
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

--

Item 8.01. Other Events.

The Company closed a private placement in April 2010 for aggregate gross proceeds of Cdn$800,000 and a public offering in June 2010 for aggregate gross proceeds of Cdn$6.6 million.  As a result of these financing activities, as of the quarter ended June 30, 2010, the Company had working capital of Cdn$6,345,847, as reported in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 11, 2010.  Section 610(b) of the NYSE-Amex company guide requires that companies listed on the NYSE-Amex provide notice of any going concern qualification contained in an audit opinion such as that contained in KPMG, LLP’s audit report for the Company’s audited annual financial statements for the fiscal year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K, filed with Securities and Exchange Commission on March 30, 2010.  Management believes it has sufficient working capital to meet its obligations and fund operations for the next 12 months and, therefore, has resolved any going concern issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: September 7, 2010	By:	/s/ “Doris Meyer”
Doris Meyer
Chief Financial Officer and Corporate Secretary